Amendment No. 1 dated June 17, 2025 relating to

Preliminary Pricing Supplement No. 8,965

Registration Statement Nos. 333-275587; 333-275587-01

Dated June 16, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Buffered Jump Securities with Auto-Callable Feature and Downside Factor due June 17, 2027

Based on the Performance of a Basket

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.

￭Automatic early redemption. The securities will be automatically redeemed if the closing level of the underlier is greater than or equal to the call threshold level on the first determination date for the early redemption payment. No further payments will be made on the securities once they have been automatically redeemed.

￭Payment at maturity. If the securities have not been automatically redeemed prior to maturity and the final level is greater than the initial level, investors will receive the stated principal amount plus the upside payment. If the final level is equal to or less than the initial level but is greater than or equal to the buffer level, investors will receive only the stated principal amount at maturity. If, however, the final level is less than the buffer level, investors will lose 1.1765% for every 1% decline in the level of the underlier beyond the specified buffer amount. Under these circumstances, the payment at maturity will be less, and may be significantly less, than the stated principal amount and could be zero.

￭The securities are for investors who are willing to risk their principal and forgo current income in exchange for the buffer feature and the possibility of receiving an early redemption payment or payment at maturity that exceeds the stated principal amount. Investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Aggregate principal amount:	$
Underlier:	The underlier is an underlying basket consisting of the following basket components:
	Basket component	Weighting	Initial basket component level	Multiplier*
	Global X Uranium ETF (the “URA Fund”)	10.00%	$36.13	0.276778301
	Constellation Energy Corporation common stock (the “CEG Stock”)	10.00%	$296.89	0.033682509
	Eaton Corporation plc ordinary shares (the “ETN Stock”)	10.00%	$323.66	0.030896620
	Freeport-McMoRan Inc. common stock (the “FCX Stock”)	10.00%	$40.94	0.244259893
	GE Vernova Inc. common stock (the “GEV Stock”)	10.00%	$478.45	0.020900826
	Hubbell Incorporated common stock (the “HUBB Stock”)	10.00%	$382.03	0.026175955
	NextEra Energy, Inc. common stock (the “NEE Stock”)	10.00%	$74.78	0.133725595
	Quanta Services, Inc. common stock (the “PWR Stock”)	10.00%	$358.26	0.027912689
	Vertiv Holdings Co class A common stock (the “VRT Stock”)	10.00%	$110.97	0.090114445
	Vistra Corp. common stock (the “VST Stock”)	10.00%	$173.75	0.057553957
	We refer to the URA Fund as a basket fund. We refer to each of the CEG Stock, ETN Stock, FCX Stock, GEV Stock, HUBB Stock, NEE Stock, PWR Stock, VRT Stock and the VST Stock as a basket stock.

*“Multiplier” has the meaning set forth under “General Terms of the Securities—Some Definitions” in the accompanying product supplement. The multipliers will remain constant over the term of the securities.

Strike date:	June 13, 2025
Pricing date:	June 17, 2025
Original issue date:	June 23, 2025
Final determination date:	June 14, 2027, subject to postponement for non-trading days and certain market disruption events
Maturity date:	June 17, 2027
	Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $974.60 per security, or within $25.00 of that estimate. See “Estimated Value of the Securities” on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)	Proceeds to us(2)
Per security	$1,000	$15	$985
Total	$	$	$

(1)J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities. The placement agents will forgo fees for sales to certain fiduciary accounts. The total fees represent the amount that the placement agents receive from sales to accounts other than such fiduciary accounts. The placement agents will receive a fee from the Issuer or one of its affiliates that will not exceed $15 per $1,000 stated principal amount of securities.

(2)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Principal at Risk Securities dated February 7, 2025 Prospectus dated April 12, 2024

Morgan Stanley

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Terms continued from the previous page
Automatic early redemption:

If, on the first determination date, the closing level of the underlier is greater than or equal to the call threshold level, the securities will be automatically redeemed for the early redemption payment on the early redemption date. No further payments will be made on the securities once they have been automatically redeemed.

First determination date:	June 26, 2026, subject to postponement for non-trading days and certain market disruption events
Call threshold level:	100, which is 100% of the initial level
Early redemption payment:	$1,156.50 per security
Early redemption date:	July 1, 2026
Payment at maturity per security:

If the securities have not been automatically redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

•If the final level is greater than the initial level:

stated principal amount + upside payment

•If the final level is equal to or less than the initial level but is greater than or equal to the buffer level:

stated principal amount

•If the final level is less than the buffer level:

stated principal amount + [stated principal amount × (underlier percent change + buffer amount) × downside factor]

Under these circumstances, the payment at maturity will be less, and may be significantly less, than the stated principal amount and could be zero.

Final level:	The closing level of the underlier on the final determination date
Initial level:

100, which is equal to the sum of the products of (i) the initial basket component level of each basket component, as set forth under “Underlier—Initial basket component level” above, and (ii) the applicable multiplier for such basket component, as set forth under “Underlier—Multiplier” above

Upside payment:	stated principal amount × participation rate × underlier percent change
Participation rate:	150%
Buffer level:	85, which is 85% of the initial level
Underlier percent change:	(final level – initial level) / initial level
Buffer amount:	15%
Downside factor:	1.1765
Minimum payment at maturity:	None
Closing level:	“Closing level,” “basket component closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Securities—Some Definitions” in the accompanying product supplement.
CUSIP:	61778K4Y0
ISIN:	US61778K4Y03
Listing:	The securities will not be listed on any securities exchange.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Estimated Value of the Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. Our estimate of the value of the securities as determined on the pricing date will be within the range specified on the cover hereof and will be set forth on the cover of the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed with respect to the first determination date and how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity. The following examples are for illustrative purposes only. Whether the securities are automatically redeemed prior to maturity will be determined by reference to the closing level of the underlier on the first determination date. The payment at maturity will be determined by reference to the closing level of the underlier on the final determination date. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Initial level:	100.00
Call threshold level:	100.00, which is 100% of the initial level
Early redemption payment:	$1,156.50 per security
Participation rate:	150%
Buffer level:	85.00, which is 85% of the initial level
Buffer amount:	15%
Downside factor:	1.1765
Minimum payment at maturity:	None

How to determine whether the securities will be automatically redeemed with respect to the first determination date:

	Closing Level of the Underlier on the First Determination Date	Early Redemption Payment
Example #1	60.00 (less than the call threshold level)	N/A
Example #2	130.00 (greater than or equal to the call threshold level)	$1,156.50

In example #1, because the closing level of the underlier is less than the call threshold level on the first determination date, the securities are not automatically redeemed on the early redemption date.

In example #2, because the closing level of the underlier is greater than or equal to the call threshold level on the first determination date, the securities are automatically redeemed on the early redemption date for the early redemption payment. Investors do not participate in any appreciation of the underlier. No further payments are made on the securities once they have been automatically redeemed.

If the closing level of the underlier is less than the call threshold level on the first determination date, the securities will not be automatically redeemed prior to maturity.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

The hypothetical examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Level	Payment at Maturity per Security
Example #1	120.00 (greater than the initial level)	stated principal amount + upside payment = stated principal amount + (stated principal amount × participation rate × underlier percent change) = $1,000 + ($1,000 × 150% × 20%) = $1,300
Example #2	90.00 (equal to or less than the initial level but greater than or equal to the buffer level)	$1,000
Example #3	30.00 (less than the buffer level)

stated principal amount + [stated principal amount × (underlier percent change + buffer amount) × downside factor] =

$1,000 + [$1,000 × (-70% + 15%) × 1.1765] =

$1,000 + ($1,000 × -55% × 1.1765) = $352.925

In example #1, the final level is greater than the initial level. Therefore, investors receive at maturity the stated principal amount plus 150% of the appreciation of the underlier over the term of the securities.

In example #2, the final level is equal to or less than the initial level but is greater than or equal to the buffer level. Therefore, investors receive at maturity the stated principal amount.

In example #3, the final level is less than the buffer level. Therefore, investors receive at maturity a payment that reflects a loss of 1.1765% of principal for each 1% decline in the level of the underlier beyond the buffer amount.

If the securities have not been automatically redeemed prior to maturity and the final level is less than the buffer level, you will be exposed to the negative performance of the underlier beyond the buffer amount at maturity, and your payment at maturity will be less, and may be significantly less, than the stated principal amount of the securities and could be zero.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal and do not pay interest. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal and do not pay interest. If the securities have not been automatically redeemed prior to maturity and the final level is less than the buffer level, the payout at maturity will be an amount in cash that is less, and may be significantly less, than the stated principal amount of each security, and you will lose an amount proportionate to the decline in the level of the underlier beyond the specified buffer amount multiplied by the downside factor. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire initial investment in the securities.

￭If the securities are automatically redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for the first determination date. If the closing level of the underlier is greater than or equal to the call threshold level on the first determination date, the appreciation potential of the securities is limited by the fixed early redemption payment, and no further payments will be made on the securities once they have been redeemed. If the securities are automatically redeemed prior to maturity, you will not participate in any appreciation of the underlier, which could be significant. The fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the underlier had the securities not been automatically redeemed and instead remained outstanding until maturity.

￭The securities are subject to early redemption risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are automatically redeemed prior to maturity, you will receive no further payments on the securities, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. For the avoidance of doubt, the costs borne by investors in the securities, including the fees and commissions described on the cover page of this document, will not be rebated if the securities are redeemed early. However, under no circumstances will the securities be redeemed prior to the first determination date.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the value of the basket components at any time will affect the value of the securities more than any other single factor. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlier;

ointerest and yield rates in the market;

odividend rates on a basket component;

othe relative performance of each basket component;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or equity markets generally;

othe availability of comparable instruments;

othe occurrence of certain events affecting a basket component that may or may not require an adjustment to an adjustment factor;

othe composition of a basket component and changes in the component securities of a basket component;

othe time remaining until the securities mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, the closing level of the underlier is at, below or not sufficiently above the buffer level, or if market interest rates rise.

You can review the historical basket component closing levels of the basket components in the section of this document called “Historical Information.” You cannot predict the future performance of the underlier based on its historical performance. The values of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the closing level of the underlier will be greater than or equal to the call threshold level on the first determination date so that the securities will be automatically redeemed for the early redemption payment prior to maturity,

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

or that the final level will be greater than or equal to the buffer level so that you do not suffer a loss of some or all of your initial investment in the securities.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities, and, therefore, you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

￭As discussed in more detail in the accompanying product supplement, investing in the securities is not equivalent to investing in the basket components.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, the securities may be subject to the “constructive ownership” regime, in which case certain adverse tax consequences may apply upon your disposition of a security. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Income Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlier(s)

￭Because your return on the securities will depend upon the performance of the underlier(s), the securities are subject to the following risk(s), as discussed in more detail in the accompanying product supplement.

oChanges in the value of one or more of the basket components may offset each other.

oAdjustments to a basket fund or the index tracked by such basket fund could adversely affect the value of the securities.

oThe performance and market price of a basket fund, particularly during periods of market volatility, may not correlate with the performance of its share underlying index, the performance of the component securities of its share underlying index or the net asset value per share of such basket fund.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect a basket fund.

oWe have no affiliation with any basket stock issuer.

oWe may engage in business with or involving any basket stock issuer without regard to your interests.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every corporate event that could affect a basket stock.

oThere are risks associated with investments in securities linked to the value of foreign equity securities.

oSecurities linked to certain underliers are subject to currency exchange risk.

￭The securities are subject to risks associated with the uranium sector. All of the equity securities held by Global X Uranium ETF are issued by companies with business operations in uranium mining, exploration, oil, gas and consumable fuels or a closely related activity (collectively, the “uranium sector”). As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The uranium sector is exposed to risks related to the uranium mining industry, the exploration industry, the oil, gas and consumable fuels industry and the energy sector. The uranium mining industry can be significantly subject to the effects of competitive pressures in the uranium mining industry and the price of uranium. The price of uranium may be affected by changes in inflation rates, interest rates, monetary policy, economic conditions, other financial events, regulatory events, geopolitical conditions and political stability. The exploration and development of mineral deposits involve significant financial risks over a significant period of time. Few properties that are explored are ultimately developed into producing mines. Major expenditures may be required to establish reserves by drilling and to construct mining and processing facilities at a site. In addition, mineral exploration companies typically operate at a loss and are dependent on securing equity and/or debt financing, which might be more difficult to secure for an exploration company than for a more established counterpart. The uranium sector is cyclical and highly dependent on the market price of fuel. The market value of companies in the uranium sector is strongly affected by the levels and volatility of global commodity prices, mining policies and production costs in the most important uranium-producing countries, the size and availability of uranium stockpiles, supply and demand, the level of economic activity of the main consuming countries, capital expenditures on exploration and production, energy conservation efforts, the prices of alternative fuels, exchange rates and technological advances, including developments in mining and production technology. Companies in this sector are subject to substantial government regulation and contractual fixed pricing, which may increase the cost of business and limit these companies’ earnings. Companies in the energy sector are affected by changes in energy prices, international and domestic politics, energy conservation, the success of exploration projects, natural disasters or other catastrophes, changes in exchange rates, interest rates, or economic conditions, changes in demand for energy products and services and tax and other government regulatory policies. In the event of sudden disruptions in the supply of uranium, such as those caused by war, natural events or accidents, the price of uranium could become extremely volatile and unpredictable. These factors could affect the uranium sector and could affect the value of the equity securities held by Global X

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Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Uranium ETF and the price of Global X Uranium ETF during the term of the securities, which may adversely affect the value of the securities.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the securities. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Historical Information

Underlier Overview

The underlier is an underlying basket consisting of the basket components. The weighting of each basket component within the underlier is specified on the cover of this document. The actual performance of the underlier and the basket components over the term of the securities may bear little relation to the historical performance of the underlier and the basket components presented in this document.

The following graph is calculated based on an initial level of the underlier of 100 on March 27, 2024 (assuming that each basket component is weighted as described in “Underlier” on the cover of this document) and illustrates the effect of the offset and/or correlation among the basket components during such period. The following graph does not take into account the terms of the securities, nor does it attempt to show in any way your expected return on an investment in the securities. The historical performance of the underlier should not be taken as an indication of its future performance.

Underlier Historical Performance March 27, 2024 to June 13, 2025

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Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Global X Uranium ETF Overview

Bloomberg Ticker Symbol: URA UP

The Global X Uranium ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the Solactive Global Uranium & Nuclear Components Total Return Index. The basket fund manager with respect to the Global X Uranium ETF is Global X Funds®, which is a registered investment company. The underlying shares invest at least 80% of total assets in the securities of the Solactive Global Uranium & Nuclear Components Total Return Index. It is possible that the basket component may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the basket fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-151713 and 811-22209, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket component may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component is accurate or complete.

The basket component closing level of the URA Fund on June 13, 2025 was $36.13. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

URA Fund Daily Basket Component Closing Levels January 1, 2020 to June 13, 2025

This document relates only to the securities referenced hereby and does not relate to the basket component. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket component. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket component could affect the value received with respect to the securities and therefore the value of the securities.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

We and/or our affiliates may presently or from time to time engage in business with the basket fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the basket component, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the basket component. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the basket component as in your judgment is appropriate to make an informed decision with respect to an investment linked to the basket component.

The securities are not sponsored, endorsed, sold, or promoted by the basket fund manager. The basket fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The basket fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Solactive Global Uranium & Nuclear Components Total Return Index. The Solactive Global Uranium & Nuclear Components Total Return Index tracks the price movements in shares of companies which are (or are expected to be in the near future) active in the uranium industry. This particularly includes uranium mining, exploration, uranium investments and technologies related to the uranium industry. The Index will include a minimum of 20 components at every rebalancing. The share underlying index publisher with respect to the Solactive Global Uranium & Nuclear Components Total Return Index is Solactive AG, or any successor thereof, or any successor thereof.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Constellation Energy Corporation Overview

Bloomberg Ticker Symbol: CEG

Constellation Energy Corporation supplies energy products to businesses, homes, community aggregations and public sector customers in the United States. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-41137 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the CEG Stock on June 13, 2025 was $296.89. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

CEG Stock Daily Basket Component Closing Levels January 19, 2022* to June 13, 2025

*The underlier began trading on January 19, 2022 and therefore has limited historical performance.

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Eaton Corporation plc Overview

Bloomberg Ticker Symbol: ETN

Eaton Corporation plc, based in Dublin, Ireland, is a power management company. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 000-54863 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the ETN Stock on June 13, 2025 was $323.66. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

ETN Stock Daily Basket Component Closing Levels January 1, 2020 to June 13, 2025

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Freeport-McMoRan Inc. Overview

Bloomberg Ticker Symbol: FCX

Freeport-McMoRan Inc. is a copper, gold and molybdenum mining company. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-11307-01 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the FCX Stock on June 13, 2025 was $40.94. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

FCX Stock Daily Basket Component Closing Levels January 1, 2020 to June 13, 2025

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

GE Vernova Inc. Overview

Bloomberg Ticker Symbol: GEV

GE Vernova Inc. designs, manufactures, delivers, and services technologies to create reliable and sustainable electric power systems, enabling electrification and decarbonization. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-41966 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the GEV Stock on June 13, 2025 was $478.45. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

GEV Stock Daily Basket Component Closing Levels March 27, 2024* to June 13, 2025

*The underlier began trading on March 27, 2024 and therefore has limited historical performance.

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Hubbell Incorporated Overview

Bloomberg Ticker Symbol: HUBB

Hubbell Incorporated manufactures energy and utility solutions. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-02958 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the HUBB Stock on June 13, 2025 was $382.03. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

HUBB Stock Daily Basket Component Closing Levels January 1, 2020 to June 13, 2025

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

NextEra Energy, Inc. Overview

Bloomberg Ticker Symbol: NEE

NextEra Energy, Inc. is an electric power and energy infrastructure company. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-08841 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the NEE Stock on June 13, 2025 was $74.78. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

NEE Stock Daily Basket Component Closing Levels January 1, 2020 to June 13, 2025

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Quanta Services, Inc. Overview

Bloomberg Ticker Symbol: PWR

Quanta Services, Inc. provides infrastructure solutions for the electric and gas utility, renewable energy, communications, pipeline and energy industries. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-13831 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the PWR Stock on June 13, 2025 was $358.26. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

PWR Stock Daily Basket Component Closing Levels January 1, 2020 to June 13, 2025

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Vertiv Holdings Co Overview

Bloomberg Ticker Symbol: VRT

Vertiv Holdings Co designs, manufactures and services digital infrastructure for data centers, communication networks, and commercial and industrial environments. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-38518 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the VRT Stock on June 13, 2025 was $110.97. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

VRT Stock Daily Basket Component Closing Levels January 1, 2020 to June 13, 2025

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Vistra Corp. Overview

Bloomberg Ticker Symbol: VST

Vistra Corp is an electricity and power generation company. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-38086 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the VST Stock on June 13, 2025 was $173.75. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

VST Stock Daily Basket Component Closing Levels January 1, 2020 to June 13, 2025

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Basket stock issuer:

With respect to the CEG Stock, Constellation Energy Corporation

With respect to the ETN Stock, Eaton Corporation plc

With respect to the FCX Stock, Freeport-McMoRan Inc.

With respect to the GEV Stock, GE Vernova Inc.

With respect to the HUBB Stock, Hubbell Incorporated

With respect to the NEE Stock, NextEra Energy, Inc.

With respect to the PWR Stock, Quanta Services, Inc.

With respect to the VRT Stock, Vertiv Holdings Co

With respect to the VST Stock, Vistra Corp.

Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$10,000 / 10 securities
United States federal income tax considerations:

You should review carefully the section in the accompanying product supplement entitled “United States Federal Income Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying product supplement. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, subject to the potential application of the “constructive ownership” regime discussed below, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities should be treated as capital gain or loss.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing a security could be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”), as described in the sections entitled “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying product supplement. Due to the lack of direct legal authority, our counsel is unable to opine as to whether or how Section 1260 applies to the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. As discussed under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the potential application of the “constructive ownership” regime, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature and Downside Factor Principal at Risk Securities

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities. The placement agents will forgo fees for sales to certain fiduciary accounts. The total fees represent the amount that the placement agents receive from sales to accounts other than such fiduciary accounts. The placement agents will receive a fee from the Issuer or one of its affiliates that will not exceed $15 per $1,000 stated principal amount of securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement or in the prospectus. Each of the product supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.